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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated January 30, 2002, accompanying the consolidated financial statements of United Financial Holdings, Inc. and Subsidiaries included in the Annual Report on Form 10-KSB for the year ended December 31, 2001, which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference in this Form S-4 registration statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."



/s/ Grant Thornton LLP
----------------------
Grant Thornton LLP

Tampa, Florida
January 15, 2003